               CROSS DEFAULT AND CROSS COLLATERALIZATION AGREEMENT

     THIS AGREEMENT dated this 4th day of December, 1995, is entered into by GENERAL MOTORS ACCEPTANCE CORPORATION, a New York corporation, (hereinafter referred to as "GMAC") and PERFORMANCE NISSAN, L.L.C., an Oklahoma Limited Liability Company, (hereinafter referred to as "BORROWER").

                               W I T N E S S E T H

     WHEREAS BORROWER has requested that GMAC lend to it the total sum of ONE MILLION THREE HUNDRED FIFTY THOUSAND DOLLARS ($1,350,000.00) as evidenced by a loan, in the said principal amount to be secured by personal property as described in other documentation between the parties; and

     WHEREAS GMAC may hereafter make additional loans, advances, and other extensions of credit to BORROWER; and

     WHEREAS GMAC is willing to extend credit to BORROWER if BORROWER agrees to provide additional security by cross default and cross collateralizing all of said existing, proposed, and future loans, advances, or extensions of credit; and

     WHEREAS it is the intention of BORROWER and GMAC that all collateral in which GMAC now has or may hereafter obtain a lien on or security in shall secure payment and performance of all loans, advances, and other extensions of credit now or hereafter made by GMAC to BORROWER:

     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is acknowledged, including the inducement of GMAC, in its sole discretion, to extend credit to BORROWER, IT IS AGREED as follows:

     (1) DEFINITIONS: As used in this Agreement, the terms listed below shall have the following meaning:

     (a) Obligation shall mean any liability, indebtedness, or obligation of BORROWER to GMAC of every kind and nature, now existing or hereafter arising, whether created directly or acquired by assignment, whether matured or unmatured, and any costs or expense, including reasonable attorneys' fees incurred in the collection or enforcement of any such obligation;

     (b) Security Agreement shall mean any existing or future agreement between BORROWER and GMAC which creates or provides for a security interest in or lien upon any of the assets or property (tangible or intangible, real or personal) of BORROWER, including but not limited to security agreements, deed of trust, mortgages, and wholesale floorplan agreements.

     (2) CROSS-COLLATERALIZATION: All collateral now or hereafter subject to a security interest or lien of GMAC pursuant to any or all of the Security Agreements shall secure any and all Obligations, and any proceeds of any collateral may be applied to any of the Obligations as GMAC may see fit, subject to applicable law.

     (3) CROSS DEFAULT: In addition to and not in substitution for any provisions in any of the Security Agreements evidencing Obligations, it is agreed that any default or breach by BORROWER in payment or default of a material nature under any Security Agreement shall, at the option of GMAC, constitute a default under each Security Agreement and all Promissory Notes arising therefrom.

     (4) EFFECT ON OTHER AGREEMENTS: This Agreement shall constitute an amendment and supplement of each of the Security Agreements now or hereafter executed and shall augment and be in addition to and not in substitution for any provision of any Security Agreement or Obligation and shall not otherwise limit or affect the rights and remedies of GMAC under any such Security Agreement or Obligation.

     (5) FUTURE LOANS: GMAC may, in its sole and absolute discretion, make additional loans and other financing accommodations to BORROWER, all of which will be subject to the terms of this Agreement. Notwithstanding anything to the contrary, any future change in the terms of BORROWER's obligations shall require the written consent of GMAC.

     (6) NOTICES: Any notices or other communications required or permitted to be given by this document or by any of the loan documents must be given in writing and must be personally delivered or mailed by prepaid certified, registered, or first class mail or delivered by a nationally recognized overnight courier to the party to whom such notice or communication is directed at the address set forth in this document. Any notice or other communication shall be deemed to have been given (whether actually received or not) on the day it is personally delivered or, if mailed, on the third day after it is mailed as aforesaid. Either party may change its address for purposes of this document by giving ten (10) days prior written notice of such change to the other party pursuant to the terms of this clause.

     (7) NO OTHER UNDERSTANDINGS: BORROWER acknowledges that GMAC has made no promises to induce execution of this Agreement and that there are no other agreements or understandings, either oral or in writing, affecting this Agreement and nothing in this Agreement shall be considered a waiver by GMAC of any existing or future defaults by BORROWER of any Security Agreement or Obligation. No further modification or amendment of this Agreement shall be made except in writing executed by both parties.

     (8) GOVERNING LAW: This Agreement shall be deemed to be a contract entered into and made pursuant to the laws of the State of Oklahoma and shall in all respects be governed, construed, and enforced in accordance with the laws of said State.

     (9) SUCCESSORS AND ASSIGNS: The provisions of this Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of BORROWER and GMAC.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered the day and year first above written.

                                            PERFORMANCE NISSAN, L.L.C. an
                                              Oklahoma Limited Liability Company

WITNESS:                                By: /s/Bill Gilliland
                                            -----------------------------
                                            BILL A.GILLILAND

/s/ Robert W. Hall                      Title MANAGER
- -------------------------------               ---------------------------

/s/ Brenda Cole                         Address: 8029 S.E. 29th Street
- -------------------------------

                                                     BORROWER

WITNESS:                                   GENERAL MOTORS ACCEPTANCE CORPORATION

/s/ [ILLEGIBLE]                         By: /s/ [ILLEGIBLE]
- -------------------------------             -----------------------------

/s/ [ILLEGIBLE]                         Title Ass't Sec.
- -------------------------------               ---------------------------

                                        Address: 6303 Waterford Blvd.
                                                 Suite 100
                                                 Oklahoma City, OK 73118